                                                                   EXHIBIT 10.14

[LOGO OF ALTIGEN APPEARS HERE]

                     [LETTERHEAD OF ALTIGEN APPEARS HERE]

                          ALTIGEN COMMUNICATIONS INC.
                            DISTRIBUTION AGREEMENT

         This Distribution Agreement ("Agreement") is made and entered into as of this 12th day of June, 1998 (the "Effective Date") by and between Altigen Communications Inc., a California corporation, with principal offices at 45635 Northport Loop East, Fremont, CA 94538 ("AltiGen") and INGRAM MICRO INC., a Delaware corporation, with principal offices at 1600 E. St. Andrew Place, Santa Ana, CA 92705 ("Distributor,") both jointly referred to herein as "The Parties".

1.       Definitions

         1.1 Dealer means any individual or entity which acquires the Products for the express purpose of resale to others, whether such resale is of the Product as a stand-alone product, as bundled and sold with other software or hardware products, as integrated with other software or hardware products or as sold with associated services.

         1.2 End User means a licensee who acquires Products for Internal Use (rather than distribution or resale) in accordance with the terms of an End-User License Agreement substantially in the form of the End-User License Agreement attached hereto as Exhibit A (the "End-User Agreement").

         1.3 Internal Use means use for purposes which do not directly produce revenue for the End User. "Internal Use" does not include timesharing.

         1.4 Intellectual Property means any patent, copyright, trade name, trade mark, trade secret, know-how, mask work or any other intellectual property right or proprietary information or technology, whether registered or unregistered.

         1.5 Product means software program packages and physical computer hardware, including (1) a program code, in object code form only, on diskette(s) or CD-ROM (the "Program"); (2) physical computer hardware including computer boards, computer power supply, computer cables (the "PC Hardware"); (3) instruction booklets and other information prepared for End-Users concerning the use of the program and computer hardware ("Documentation"); (4) an End-User Agreement. The Products include only those listed by title and functional description on the "Product and Price List" attached hereto as Exhibit B.

         1.6 Purchase Objectives means the minimum quantity of each Product which Distributor commits to purchase quarterly during the term of this Agreement, as mutually agreed upon and set forth in Exhibit C attached hereto. These quarterly purchase objectives are to serve as goals and a means to track progress but are non-binding.

         1.7 Territory shall be described in Exhibit E.

[*]- CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

         1.8 Grant of Distribution Right Subject to the terms and conditions set forth in this Agreement, AltiGen hereby grants to Distributor a non-exclusive, non-transferable right to (a) market and distribute the Products solely to Dealers located in the Territory as stated in Exhibit E and (b) use the Products for those purposes set forth in the Agreement. Distributor shall not, knowingly directly or indirectly, solicit sales of the Products outside of the Territory without the prior written consent of AltiGen. AltiGen retains the right to sell the Products directly to other parties in the Territory, including, by way of illustration but not limitation, distributors, Dealers, and original equipment manufacturers. Distributor shall have no right to modify the Product or Documentation without the prior written approval of AltiGen. Distributor agrees not to (a) reverse engineer, decompile, disassemble or otherwise reduce the Product to human-perceivable form, or to knowingly encourage or assist third parties in doing so or (b) distribute the Product by rental or lease to end users. All rights not expressly granted herein are retained by AltiGen. Distributor shall have no right to grant a Dealer the right to make copies from a golden master absent further agreement between AltiGen and the Distributor.

2.       Ownership

         Except as specified in this agreement, AltiGen does not grant to the distributor any rights in or to any intellectual property related to the product or to any materials furnished hereunder. The intellectual property embodied in the product all modifications thereto, and all documentation thereof, are proprietary to AltiGen, and AltiGen retains all right, title and interest in and to such intellectual property.

3.       Prices and Payments

         3.1 Prices. Distributor shall pay AltiGen, for each Product and upgrade, the list price for the Product as set forth on Exhibit B, less any Distributor discount listed in Exhibit B. Both the AltiGen standard list price and the Distributor's discount levels are subject to change by AltiGen from time to time in its sole discretion upon thirty (30) days written notice to Distributor. Orders requesting delivery after the thirtieth (30) day of written notice of price or discount change will be charged at the new price or discount level.

         3.2 Distributor Pricing. Distributor is free to determine its own resale prices for the Products. Although AltiGen may publish suggested list prices, these are suggestions only and are not binding in any way. However, Distributor agrees that any discounts it may offer (from suggested applicable list prices that may be published by AltiGen) shall be commercially reasonable and consistent with industry practices providing Distributor commercially reasonable margins for its resale activities with respect to the Products.

         3.3 Dealer Pricing. Distributor shall inform each of its Dealers that it is free to determine its own retail prices and that, although AltiGen may publish suggested retail price lists, they are suggestions only and are not binding in any way.

         3.4 Initial Order. Within [*] of the Effective Date, Distributor shall deliver to AltiGen a purchase order for an [*]

[*]- CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

         3.5 Payment. Upon approval of credit by AltiGen, payment for additional orders shall be due and payable within [*] following receipt of invoice or on such terms as may be otherwise specified in AltiGen invoice. Invoices or any undisputed invoice not paid when due can accrue interest on an annual basis from the date due until paid of [*] on any outstanding balance, or the maximum legal rate allowed by law, whichever is less. All Products ordered in excess of any credit limit shall be paid for as agreed upon by AltiGen and Distributor. These terms and conditions will be communicated in writing within forty-eight hours to Distributor to resolve or accept currency in advance of shipment, by a letter of credit drawn upon a bank acceptable to AltiGen and Distributor, a bank cashier's check, or a bank wire transfer. AltiGen reserves the right to vary, change, or limit the amount or duration of credit to be allowed to Distributor, either generally or with respect to a particular order. In the event AltiGen does not extend credit to Distributor, payment for all purchases hereunder shall be made in advance of shipment or, at AltiGen' option, C.O.D. If Distributor fails to meet its payment obligations under the Agreement and such failure continues for [*] following receipt of written notice from AltiGen this Agreement will or may be terminated which is described in section 12.2 of this Agreement.

         (a) Right to Withhold. Notwithstanding any other provision in this Agreement to the contrary, Distributor shall not be deemed in default if it withholds any specific amount to AltiGen because of a legitimate dispute between the parties as to that specific amount pending the timely resolution of the disputed amount.

         3.6 Price Protection.

         (a) Distributor Price Protection. AltiGen shall notify Distributor of the effective date of a [*] for any of the Products covered herein. All inventory acquired by Distributor from AltiGen prior to the effective date of the [*] and not yet sold or under a contract for sale will be granted price protection as set forth herein. This will also include any product order accepted by AltiGen that has not shipped, all product in transit from AltiGen to Distributor's warehouse and product in transit between Distributor's warehouses during the less than [*] period before the effective date of the [*] and not yet sold or under a contract for sale will be granted price protection as set forth herein. [*] To obtain price protection, within [*] of receipt of AltiGen' notice of the [*]
         Distributor shall provide to AltiGen a written inventory report showing by part number the quantity of each AltiGen Product in the Distributor's inventory as of the effective date of the [*] Price protection will not be granted in the case of a temporary [*] or special promotion.

         (b) Dealer Price Protection. On a case by case basis, AltiGen will grant price protection for Distributor's dealers at AltiGen's discretion. To obtain price protection for its Dealers, Distributor (i) shall provide to AltiGen a written shipment report showing by part number the quantity of each AltiGen Product shipped to a Dealer less than [*] before the effective date of this [*] including the

[*]- CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

         identity of each Dealer, the Products sold, and the date of shipment and (ii) shall provide, or require its Dealers to provide, a written Dealer inventory report showing by part number the quantity of each AltiGen Product in Dealer's inventory as of the effective date of the [*]. If Distributor provides such reports to AltiGen within [*] of Distributor's receipt of AltiGen' notice of a price decrease, AltiGen shall credit the Distributor's account for the difference between the invoice price charged to Distributor and the reduced price for those copies shipped by Distributor to its Dealers less than [*] before the effective date of the [*] and not yet sold or under contract for sale. [*]

         3.7 Stock Rotation.

         (a) Inventory Balancing. Provided that the Distributor issues a simultaneous offsetting purchase order, Distributor may, once during each quarter, return for credit Product purchased for up to a maximum of [*] dollar sales invoiced by AltiGen during the immediately preceding quarter. The credit issued for the returned inventory will be based on the [*] at which the Products were available to Distributor during the period commencing with the date on which the Product was purchased and ending on the date the Product was returned, and may be used on a dollar-for-dollar basis solely to purchase additional Product pursuant to the offsetting purchase order. The right to balance inventory granted herein must be exercised by the last day of the second month of the quarter. Distributor shall submit a request for authorization to return Product for inventory balancing which shall state the quantity of Product to be returned. Upon receipt of such request, AltiGen shall issue a Return of Materials Authorization (RMA) number no later than 1 week after the request is acknowledged by AltiGen, Inc. Inventory returned under this section must be accompanied by a return of materials authorization number assigned by AltiGen and
         (i) in merchantable condition, in its-factory-sealed packaging. -All Product returned under this subsection (a) shall be returned within thirty (30) days of the date of issuance of the return of materials authorization number. AltiGen shall pay for the shipping of returned Products to AltiGen and Distributor shall pay for the shipping of replacement Product sent to Distributor.

         (b) Defective Product/Dead on Arrival (DOA). Distributor may return any product to AltiGen that its customer finds defective as detailed in the End User Agreement described in Exhibit A. Inventory returned under this section must be accompanied by a return of materials authorization number assigned by AltiGen. All Product returned under this section shall be returned within thirty (30) days of the date of issuance of the return of materials authorization number, and if the returned Product is returned because defective by virtue of being in breach of the warranty provided for in the End User Agreement, returned with the entire contents of such Product package. The credit issued for the returned products will be based on the Products purchase price, less any discounts or credits previously received. AltiGen shall pay for the shipping of returned Products to AltiGen and for the shipping of replacement Product sent to Distributor. AltiGen will specify account number and carrier at time of RMA issuance.

[*]- CERTAIN INFORMATION OF THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

         (c) Product Refresh. AltiGen may, at its sole discretion, modify the Products. For purposes of this Agreement, AltiGen shall have sole discretion as to whether a Product is deemed to be a new version of an existing Product to be provided to Distributor under the terms of this Agreement or a new product requiring execution of an appendix to this Agreement prior to distribution. Once a new version of a Product covered by this Agreement begins shipping, Distributor shall have thirty (30) days from the first AltiGen shipment date of the new version to Distributor, or from written notification by AltiGen of the new version, whichever is later, (i) to submit an offsetting purchase order for an equal dollar-for-dollar value of the new version of the Product and (ii) to return Product from the prior release from Distributor's inventory that was shipped by AltiGen to Distributor within the previous ninety (90) days. Such returns shall be shipped at AltiGen expense using AltiGen Communication's account number and carrier which will be specified at time of RMA issuance, and the offsetting Purchase Order shipment will be paid for by Distributor as described in section 5.7 and 5.8 of this agreement. Returned Product will be exchanged by AltiGen on a dollar for dollar basis, proportional with any price increase or decrease, with the new version of the Product and shipped to Distributor at AltiGen expense. Product returned under this provision must be in merchantable condition and in its original factory-sealed packaging. The right to refresh Product under this subsection (b) shall be in addition to Distributor's inventory balancing right under subsection (a) above.

         (d) Product Discontinuation. AltiGen shall provide Distributor with thirty (30) days written notice prior to AltiGen' discontinuation of any Product. Upon receipt of such notice, Distributor shall have the right to return all discontinued Products purchased within sixty (60) days of the notice of discontinuation for a credit to Distributor's account of the Product's purchase price less any discounts or credits previously received. The rights to return discontinued Product under this subsection (d) shall be in addition to Distributor's inventory balancing right under subsection (a) above.

         3.8 Distributor Financial Condition. Distributor represents and warrants that it is and at all times during the term of this Agreement shall remain in good financial condition, solvent and able to pay its bills when due. Distributor further represents and warrants that it has and at all times during the term of this Agreement shall retain the ability to order and pay for all Product purchased. From time to time, on reasonable notice from AltiGen, Distributor shall furnish Annual Reports, 10K and 10Q reports.

         3.9 Taxes. Prices calculated in accordance with Exhibit B are exclusive of all applicable taxes. Distributor agrees to pay all taxes associated with the marketing, distribution and delivery of the Products ordered, including but not limited to sales, use, excise, added value and similar taxes and all customs, duties or governmental impositions, but excluding taxes on AltiGen' net income. Any tax or duty AltiGen may be required to collect or pay upon the marketing or delivery of the Products shall be paid by Distributor and such sums shall be due and payable to AltiGen upon delivery. If claiming a tax exemption, Distributor must provide AltiGen with valid tax exemption certificates at the time of invoicing.

4.       PRODUCT CHANGES

         AltiGen shall have the right, in its sole discretion, without liability to Distributor, with written thirty (30) day notice, to (a) change the Products available on the Product List, (b) change the design, or discontinue developing, producing, licensing or distributing any of the Products covered by this Agreement, and (c) announce new products to which the terms and conditions of this Agreement do not apply. The parties agree that additional Products may be added to the Agreement by execution of an appendix to this Agreement setting forth any special terms, conditions, modifications or deletions necessary for the additional Products. Additional Products shall be deemed to be added to this Agreement to the extent AltiGen accepts any purchase orders for Products not otherwise listed on the Product List.

5.       ORDERS

         5.1 Procedure. All orders for Products placed by Distributor shall be in writing, or if placed orally, shall be confirmed in writing within ten (10) business days after such oral order.

         5.2 Acceptance of Orders. All orders for Products by Distributor shall be subject to acceptance by AltiGen and shall not be binding on AltiGen until the earlier of written confirmation or shipment and, in the case of acceptance by shipment, only as to the portion of the order actually shipped. If a rejection is not provided within (5) days of written receipt of the order, it shall be deemed accepted.

         5.3 Controlling Terms. The terms and conditions of this Agreement and of the applicable AltiGen order confirmation pursuant to Section 5.2 ("Acceptance of Orders") above, shall apply to each order accepted or shipped by AltiGen hereunder. Any terms or conditions appearing on the face or reverse side of any purchase order, acknowledgment, or confirmation other than confirmation pursuant to Section 5.2 above that are different from or in addition to those required hereunder shall not be binding on the parties, even if signed and returned, unless both parties hereto expressly agree in a separate writing to be bound by such separate or additional terms and conditions.

         5.4 AltiGen Order Cancellation & Obligation to Ship in Presence of Breach. Even where AltiGen accepts a purchase order, AltiGen reserves the right to cancel or suspend any orders placed by Distributor and accepted by AltiGen, or to refuse or delay shipment thereof, at the time of scheduled shipment if Distributor (a) fails to make any payment as provided herein or in any invoice, (b) fails to meet credit or financial requirements established by AltiGen, or (c) otherwise fails to comply with the terms and conditions of this Agreement. If Distributor has a legitimate dispute of an invoice under section 3.5b, orders will not be held or canceled as a result.

         5.5 Distributor Order Cancellation. Orders accepted by AltiGen may be canceled without penalty if written notice of cancellation is given to AltiGen and the notice is received by AltiGen at least [*] prior to the scheduled shipment date. Orders canceled less than [*] prior to the scheduled shipment date will be subject to a cancellation payment of [*] of the invoice value of the canceled order. In no event may Distributor cancel any order or any portion of an order after shipment.

[*]- CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

         5.6 Product Availability. AltiGen will use reasonable efforts to fill orders for Products and meet requests for shipment dates subject to Product availability and AltiGen production and supply schedules. Should orders for Products exceed AltiGen' available inventory, AltiGen will allocate its available inventory and make deliveries on a basis AltiGen deems equitable, in its sole discretion, and without liability to Distributor on account of the method of allocation chosen or its implementation. AltiGen shall not be liable to Distributor or any third party for any damages due to AltiGen' failure to fill any orders or for any delay in delivery or error in filing any orders for any reason whatsoever.

         (a) Distributor requires concurrent with the execution of this Agreement Export Administration Regulations product classification and supporting documentation: Certificate of Origin (General Use and/or NAFTA), Export Commodity Control Number's; (ECCN's), General License and/or Individual Validated License information and Schedule "B"/Harmonized Numbers. This applies when distribution rights granted under Section 1.7 are outside the United States for the initial Product/s and when additions or changes to these Products occurs.

         (b) Product Marking AltiGen will clearly mark each unit of Product with the Product name and computer compatibility. Such packaging will also bear a machine-readable bar code identifier scannable in standard Uniform Product Code (UPC) format. The bar code must identify the Product as specified by the Uniform Code Council (UCC). If the AltiGen or Distributor customers' require serial number tracking the serial number must be clearly marked and bar coded on the outside of the individual selling unit. The bar code shall fully comply with all conditions regarding standard product labeling set forth in Exhibit B in the then-current Distributor Guide to Bar Code: The Product Label.
                                         ------------------------------------
         AltiGen may be assessed a reasonable per unit charge for all Product not in conformance herewith.

         5.7 Delivery. AltiGen will ship Products FOB Destination, unless otherwise agreed in writing, to Distributor's North American designated location or freight forwarder via ground transport. Distributor may change the designated locations by providing AltiGen with written notice of such change, and the notice is received by AltiGen at least fifteen (15) days prior to the estimated shipment dates. AltiGen shall ship all Product in accordance with instructions specified in Distributor's AltiGen Routing Guide attached hereto as Exhibit F. AltiGen shall, to the extent possible, assist Distributor in making claims with carriers in the event of loss or damage in transit.

         5.8 Risk of Loss. In the case of shipments to shipping destinations within the United States, exclusive of the rights retained under the Agreement in trademarks, patents, copyrights, trade names, trade secrets and intellectual property, and all risk of loss or damage for any Product shall pass to Distributor upon delivery by AltiGen to the freight carrier regardless of whether AltiGen or the Distributor has designated the carrier. Title to the Products will be passed to the Distributor once sold to dealer or paid for by Distributor which ever occurs first.

             [In the case of shipments to shipping designations outside the United States, Distributor and AltiGen expressly agree that beneficial and legal title to, ownership of, right to possession of, control over, and risks of loss and damage to, the products shall remain with AltiGen until the shipment physically arrives at the port of entry in the importing country (or at a bonded warehouse within the jurisdictional boundaries of Canada or Mexico if Distributor requests shipment to those countries). The time of payment, whether before or after shipment, the place or medium of payment, the method of shipment, the manner of consignment, whether to AltiGen, or its agent, to Distributor or Distributor's agent, or any agent for both, or any document in relation to any sale under the Agreement, shall in no way limit or modify the right of AltiGen as the legal and beneficial owner of the products, its right to control and its right to possession of such goods until they physically arrive at the port of entry of the importing country (or at a bonded warehouse within the jurisdictional boundaries of Canada or Mexico if Distributor requests shipment to those countries). It is expressly understood that the foregoing shall not be construed to mean that AltiGen has merely retained bare legal title for security purposes, but rather retains legal title and full beneficial ownership until the shipment arrives at the port of entry in the country of destination (or at a bonded warehouse within the jurisdictional boundaries of Canada or Mexico if Distributor requests shipment to those countries.) If Distributor insures the shipment, insurance policies will protect the interest of AltiGen as the legal owner of the merchandise until title transfers as set forth above.]

6.       DISTRIBUTIONS OBLIGATIONS

         6.1 Distributor Distribution. Distributor shall distribute or market
         Product: (i) solely to resellers approved by AltiGen under its Authorized Dealer Program, (ii) subject to an End-user License Agreement, (iii) subject to Distributor's standard terms and conditions of sale to it's resellers which do not alter or contradict this Agreement, and (iv) in the form received from AltiGen. Distributor shall neither add to nor remove any documentation included by AltiGen with the Product.

         6.2 Authorized Dealer Program. AltiGen has instituted an AltiGen Authorized Dealer Program. Distributor agrees to market the Products in compliance with AltiGen's Authorized Dealer Program.

         6.3 Business Plan. Within ninety (90) days of the Effective Date of the contract, Distributor and AltiGen will co-author a business plan setting forth Distributor's plans for promoting the Products, which will be reviewed semi-annually, at which time objectives and performance will be evaluated. Distributor agrees to provide an updated business plan in accordance with the schedule for updating such as specified by AltiGen.

         6.4 Purchase Objectives; Inventory. Distributor and AltiGen shall agree upon quarterly Purchase Objectives. The initial Purchase Objectives are stated in Exhibit C with on-going purchase and business objectives described in the business plan outlined in 6.3. Distributor shall warehouse and order to meet market demand and will deliver to resellers in a timely manner. Distributor will inventory 30 days of product in each of its named warehouses or as deemed by market conditions.

65. Point of Sale and Inventory Reports. During the term of this Agreement, Distributor will provide AltiGen standard sales-out and inventory reports via its electronic Bulletin Board. Distributor is on a 4-4-5 week calendar schedule starting with January 5, 1998. Each report will be ready on the 1/st/ Tuesday of the new month. This report will include the following: (i) - State and zip code:
(ii) - Products purchased in this month's reporting, including returns; (iii)
- Current distributor's inventory on a weekly basis, reflecting the previous Friday's close of business inventory; (iv) - Six month trailing history of product sold by region; (v) - List of Distributor's open purchase orders. Such report, with respect to a calendar month, shall be posted. Distributor shall also provide non-standard reporting data including reseller name and address subject to the terms and conditions of a separate Proprietary Information Non-Disclosure Agreement attached hereto as Exhibit G.

6.6 Customer Satisfaction. Distributor agrees that the Products marketed under this Agreement are technically complex and require high-quality, individualized pre-marketing and post-marketing support. This support is necessary to achieve and maintain high customer satisfaction. Therefore, Distributor agrees that high customer satisfaction is a condition of distribution authorization by AltiGen. The distribution channels established by AltiGen, and the obligations placed on distributors, exist to ensure high customer satisfaction. Distributor agrees to market the Products only in accordance with this Agreement. In addition, in order to assure high customer satisfaction, Distributor agrees to:

     . Report to AltiGen promptly and in writing all suspected and actual problems with any product.

     . maintain a shipment report identifying for each Dealer, the Products sold, the date of sale, and each Product's serial number;

     . Retain all shipment reports for five years after the date of sale, and assist AltiGen, upon request, in tracing a Product to a Dealer, in order to distribute critical Product information, locate a Product for safety reasons, or discover unauthorized marketing or infringing acts;

     . Conduct business in a manner which reflects favorably at all times on the Products, goodwill and reputation of AltiGen.

     . Avoid deceptive, misleading or unethical practices, which are or might be detrimental to AltiGen or its products.

     . Refrain from making any false or misleading representations with regard to AltiGen or its products; and

     . Refrain from making any representations, warranties or guarantees to customers or to the trade with respect to the specifications, features or capabilities of the Products that are inconsistent with the literature distributed by AltiGen.

6.7 Promotional Efforts. Distributor shall use its best efforts to market and distribute the Products to Dealers in the Territory. Distributor may advertise the

         Products in advertising media of Distributor's choice, provided that the primary audience or circulation is located in the Territory. Distributor shall make full use of all promotional material supplied by AltiGen and make available literature and other information that AltiGen requires to be transmitted to such Dealers. In all advertising and promotion of the Products, Distributor shall comply with AltiGen standard cooperative advertising policies as specified from time to time by AltiGen.

         6.8 Demonstration System. Distributor shall maintain a demonstration system capable of supporting the most technically advanced Products. Distributor shall use such demonstration system both to facilitate its ability to fulfill its Dealer support obligations, and to support its sales efforts.

         6.9 Distributor Personnel. AltiGen will provide mutually agreed upon levels of training for Distributor's sales and technical personnel. Distributor shall train and maintain a sufficient number of capable technical and sales personnel to serve the demands of Dealers for the Products, for service and support of the Products, call on all Dealers with reasonable frequency and answer promptly all Dealer inquiries or requests for information regarding the Products. Distributor and its staff shall develop and maintain sufficient knowledge of the industry, the Products, and competitive offerings (including specifications, features, and functions) so as to be able to demonstrate and support the Products for Dealers. Distributor shall provide all Dealers with technical support and other assistance appropriate for the promotion, marketing, and distribution of the Products. Distributor shall attend AltiGen distribution meetings.

7.       Support and Maintenance

         AltiGen shall provide Distributor (but not its Dealers, and not End Users which purchase from such Dealers) with the support and maintenance described in Exhibit D hereto free of charge during the term of this Agreement. AltiGen may provide Dealers and End Users with support and maintenance under a separate agreement. In order to have a high degree of customer satisfaction and technical expertise Distributor and AltiGen will have to perform on-site training for Distributor's Technical Support personnel. This will be coordinated at a later date.

8.       Trademarks and Confidential Information

         8.1 Trademarks. AltiGen shall have and retain sole ownership of AltiGen's logo, trade names and trademarks ("Trademarks"), including the goodwill pertaining thereto. AltiGen hereby grants to Distributor the right to use and display the Trademarks solely in connection with and solely to the extent reasonably necessary for the marketing, distribution, and support of the Products within the Territory in accordance with the terms and conditions of this Agreement. Distributor shall not do or suffer to be done any act or thing that would impair AltiGen's rights in its Trademarks or damage the reputation for quality inherent in the Trademarks. AltiGen's has the right to take all action which it deems necessary to ensure that the advertising and promotional materials related to the Products utilized by Distributor are consistent with the reputation and prestige of the Trademarks. Distributor shall market, distribute, and support the Products only under the Trademarks, and not any other trademark or logo. Distributor shall not use the Trademarks or any other trademarks or trade names of AltiGen or any word, symbol, or design confusingly similar thereto, as part of its corporate name, or as part of the name of any product of Distributor. Distributor shall not (i) remove, alter or overprint the Products' copyright notices, trademarks, and logos, or packaging, (ii) attach any additional trademarks to the Products without AltiGen's prior written consent or (iii) affix any of the Trademarks to any non-AltiGen products. Distributor agrees that any goodwill which accrues because of Distributor's use of the Trademarks shall become AltiGen's property. Distributor further agrees not to contest AltiGen's Trademarks or tradenames, or to make application for registration of any AltiGen Trademarks or tradenames.

         8.2 Confidential Information. During the term of this Agreement, and for a period of three (3) years thereafter, The Parties will maintain in confidence any confidential or proprietary information of The Parties disclosed to one another including, without limitation, any information regarding scientific, engineering, manufacturing, marketing, business plan, financial or personnel matter relating to The Parties, whether in oral, written, graphic or electronic form ("Confidential Information"). The Parties will not use, disclose or grant use of such Confidential Information except as expressly authorized by The Parties. To the extent that disclosure is authorized by The Parties, The Parties will obtain prior agreement from their employees, agents or consultants to whom disclosure is to be made to hold in confidence and not make use of such information for any purpose other than those permitted by The Parties. The Parties will use at least the same standard of care as they use to protect its own Confidential Information to ensure that such employees, agents or consultants do not disclose or make any unauthorized use of such Confidential Information. The Parties will promptly notify each other upon discovery of any unauthorized use or disclosure of the Confidential Information.

         8.3   Exceptions. The obligations of confidentiality contained in
         Section 8.2 will not apply to the extent that it can be established by Distributor by competent proof that such Confidential Information:

               (a) was already known to the parties, other than under an obligation of confidentiality, at the time of disclosure;

               (b) was generally available to the public or otherwise part of the public domain at the time of its disclosure to the parties;

               (c) became generally available to the public or otherwise part of the public domain after its disclosure and other than through any act or omission of the parties in breach of this Agreement;

               (d) was disclosed to the parties, other than under an obligation of confidentiality, by a third party who had no obligation to the disclosing party not to disclose such information to others.

9.       Indemnification

         9.1 AltiGen Infringement Indemnity. Subject to the limitations set forth herein below, AltiGen shall defend Distributor with respect to any claim, suit or proceeding brought against Distributor to the extent it is based upon a claim that any Product sold pursuant to this Agreement infringes upon any U.S. patent, U.S. trademark, U.S. copyright or U.S. trade secret of any third party; provided, however, that Distributor

         (i) promptly notifies AltiGen in writing of such claim, suit or proceeding; (ii) gives AltiGen the right to control and direct investigation, preparation, defense and settlement of any claim, suit or proceeding; and (iii) gives assistance and full cooperation for the defense of same, and, further provided, that AltiGen's liability with respect to portions of Products provided by or licensed from third parties will be limited to the extent AltiGen is indemnified by such third parties. AltiGen shall pay any resulting damages, costs and expenses finally awarded to a third party, but AltiGen shall not be liable for such amounts, or for settlements incurred by Distributor, without AltiGen's prior written authorization. If a Product is, or in AltiGen's opinion might be, held to infringe as set forth above. AltiGen may, at its option, replace or modify such Product so as to avoid infringement, or procure the right for Distributor to continue the use and resale of such Product. If neither of such alternatives is, in AltiGen's opinion, reasonably possible, the infringing Product shall be returned to AltiGen, and AltiGen's sole liability, in addition to its obligation to reimburse any awarded damages, costs and expenses set forth above, shall be to refund the purchase price paid for such Products by Distributor.

         9.2   Exclusions. The provisions of the indemnity provided in Section
         9.1 (with respect to infringement) shall not apply with respect to any instances of alleged infringement based upon or arising out of the use of such Products in any manner for which the Products were not designed, or for use of Products other than the uses and distributions designated by AltiGen, for use of any Product that has been modified by Distributor or any third party, or for use of any Product in connection with or in combination with any equipment, devices or software that have not been supplied by AltiGen. Notwithstanding any other provisions hereof, the foregoing indemnity shall not apply with respect to any infringement based on Distributor's activities occurring subsequent to its receipt of notice of any claimed infringement unless AltiGen shall have given Distributor written permission to continue to market and distribute the allegedly infringing Product.

         9.3   Entire Liability and Limitation. THE FOREGOING SECTIONS 10.1 AND
         10.2 STATE THE SOLE AND EXCLUSIVE REMEDY OF DISTRIBUTOR AND THE ENTIRE LIABILITY AND OBLIGATION OF ALTIGEN WITH RESPECT TO INFRINGEMENT OR CLAIMS OF INFRINGEMENT OF ANY PATENT, COPYRIGHT, TRADE SECRET OR OTHER INTELLECTUAL PROPERTY RIGHT BY THE PRODUCTS OR ANY PART THEREOF.

         9.4 Product Defect Indemnity: Subject to the limitations set forth herein below, AltiGen shall defend Distributor with respect to any claim, suit or proceeding brought against Distributor to the extent it is based upon a claim that any property damage, personal or bodily injury or other damage has resulted from a defect in the Products; provided, however, that Distributor (i) promptly notifies AltiGen in writing of such claim, suit or proceeding; (ii) gives AltiGen the right to control and direct investigation, preparation, defense and settlement of any claim, suit or proceeding; and (iii) gives assistance and full cooperation for the defense of same, and, further provided, that AltiGen's liability with respect to portions of Products provided by or licensed from third parties will be limited to the extent AltiGen is indemnified by such third parties. AltiGen shall pay any resulting damages, costs and expenses finally awarded to a third party, but AltiGen shall not be liable for such amounts, or settlements incurred by Distributor, without AltiGen's prior written authorization.

         9.5 Indemnity by Distributor. DISTRIBUTOR AGREES TO INDEMNITY AND HOLD ALTIGEN HARMLESS FROM ANY CLAIMS, SUITS, PROCEEDINGS, LOSSES, LIABILITIES, DAMAGES, COSTS AND EXPENSES (INCLUSIVE OF ALTIGEN'S REASONABLE ATTORNEYS' FEES) MADE AGAINST OR INCURRED BY ALTIGEN AS A RESULT OF NEGLIGENCE, MISREPRESENTATION, OR ERROR OR OMISSION ON THE PART OF DISTRIBUTOR OR REPRESENTATIVE OF DISTRIBUTOR. DISTRIBUTOR SHALL BE SOLELY RESPONSIBLE FOR, AND SHALL INDEMNIFY AND HOLD ALTIGEN HARMLESS FROM, ANY CLAIMS, WARRANTIES OR REPRESENTATIONS MADE BY DISTRIBUTOR OR DISTRIBUTOR'S EMPLOYEES OR AGENTS WHICH DIFFER FROM THE WARRANTY PROVIDED BY ALTIGEN IN ITS END USER AGREEMENT.

         9.6 Mutual Indemnity Regarding Personal Injury and Other Damages. Each party shall indemnify and hold the other harmless from and against any and all claims, actions, damages, demands, liabilities, costs and expenses, including reasonable attorney's fees and expenses, resulting from any act or omission of the acting party or its employees or agents under this Agreement that causes or results in property damage, personal injury or death.

10.      Warranty

         10.1 AltiGen Warranty. AltiGen warrants the Products TO END-USERS ONLY pursuant to the terms and conditions of the End User Agreement, provide, however, Distributor shall be entitled to rely on the End User Warranty for purposes of returns of Product and indemnities a copy of which is attached to this Agreement as Exhibit A. In addition AltiGen warrants the following:

               (a)       It has good transferable title to the products

               (b)       There are no suits or proceedings pending or threatened
                    which allege any infringement by the Products of any patents, copyrights, trademarks, trade secrets or any other intellectual property rights of a third party Product sales to Distributor do not in any way constitute violation of any law, ordinance, rule or regulation in the distribution territory

               (c)       The Products will properly (a) record, store process,
                    calculate or present calendar dates falling on or after (and if applicable, spans of time including) January 1, 2000 as a result of the occurrence, or use of data consisting of such dates and (b) calculate any information dependent on or relating to dates on or after January 1, 2000 in the same manner, and with the same functionality, data integrity and performance, as such Product records, stores, processes, calculates and presents calendar dates on or before December 31, 1999, or information dependent on or relating to such dates

               (d)       The Products have been or will be at the time of
                    shipment certified as a Class B computing device as required by the rules of the U.S.A. Federal Communications Commission

               (e)       AltiGen will not label any of its products as being
                    "Made in America", "Made in USA," or with similar wording, unless substantially all components of such Products are in fact made in the United States of America

         10.2 Limitations and Disclaimer. EXCEPT FOR THE EXPRESS WARRANTIES SET FORTH IN SECTION 10.1 ABOVE, ALTIGEN EXPRESSLY DISCLAIMS ALL WARRANTIES EXPRESSED OR IMPLIED RELATING TO THE PRODUCTS, AND FURTHER EXPRESSLY EXCLUDES ANY WARRANTY OF NON-INFRINGEMENT, FITNESS FOR A PARTICULAR PURPOSE OR MERCHANTABILITY.

         10.3 NO PERSON IS AUTHORIZED TO MAKE ANY OTHER WARRANTY OR REPRESENTATION CONCERNING THE PERFORMANCE OF THE PRODUCTS OTHER THAN AS PROVIDED IN THE END USER AGREEMENT. DISTRIBUTOR SHALL MAKE NO OTHER WARRANTY, EXPRESS OR IMPLIED, ON BEHALF OF ALTIGEN.

         10.4 Distributor's Warranty. Distributor hereby represents and warrants to AltiGen that neither this Agreement (or any term hereof) nor the performance of or exercise of rights under this Agreement, is restricted by, contrary to, in conflict with, ineffective under, requires registration or approval or tax withholding under, or affects AltiGen's intellectual property rights (or the duration thereof) under, or will require any compulsory licensing under, any law or regulation of any organization, country, group of countries or political or governmental entity to which Distributor is subject.

11.      Limitation on Liability

         11.1 Limitation of Liability. OTHER THAN AS PROVIDED IN SECTION 9 ABOVE THE TOTAL LIABILITY OF EITHER PARTY TO THE OTHER HEREUNDER SHALL NOT EXCEED ONE MILLION DOLLARS ($1,000,000).

         11.2 Waiver of Consequential Damages. IN NO EVENT WILL ALTIGEN OR DISTRIBUTOR BE LIABLE TO THE OTHER PARTY FOR ANY INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES, INCLUDING WITHOUT LIMITATION ANY LOSS OF INCOME, LOSS OF PROFITS OR LOSS OF DATA, EVEN IF ALTIGEN HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, ARISING OUT OF OR IN CONNECTION WITH THE GRANT OF THE LICENSE HEREUNDER.

         11.3 Third Party Claims. AltiGen shall not be liable for any claim by Distributor based on any third party claim, except as stated in Section 10 of the Agreement.

12.      Term and Termination

         12.1 Term. Subject to the provisions of Sections 13.2 and 13.3 below, this Agreement is valid for a term of one year and shall be renewed automatically for additional one year terms provided that each party shall have the right to terminate this Agreement for convenience upon ninety (90) days written notice prior to the end of the initial term or any subsequent term of the Agreement.

         12.2 Termination for Cause. Either party may terminate this Agreement for cause upon thirty (30) days written notice to the other party if such other party materially breaches this Agreement and such material breach is not cured within the thirty (30) day period following delivery of notice. Either party shall have the right to terminate this Agreement immediately in the event the other party terminates its business, or becomes subject to any bankruptcy or insolvency proceeding under Federal or State statute, and such petition is not dismissed within sixty (60) days.

         12.3 Effect of Termination. For a period of sixty (60) days following termination of this Agreement, Distributor may distribute any Products in Distributor's possession at the time of termination or at it's option return any product in inventory, provided, however, that if AltiGen has terminated the Agreement pursuant to Section 12.2, Distributor's right to distribute the Products shall immediately terminate. Following any permitted distribution, Distributor shall return to AltiGen or, at AltiGen's request, destroy the copies of the Products and Documentation then in its possession. In addition, Distributor shall be entitled to retain one (1) copy of the Product following termination solely for the purposes of providing support to Dealers and End Users. AltiGen shall apply the value of any returned Products to any outstanding credit balance in Distributor's account. The termination of this Agreement shall not act to terminate the licenses granted to Dealers or End Users pursuant to this Agreement.
         (i) For a ninety day (90) period after termination, Distributor may send back inventory received from its resellers to AltiGen. Product returned under this provision must be in merchantable condition and in its original factory-sealed packaging.

         12.4 Payment upon Termination. Upon termination of the Agreement by AltiGen for cause, the due dates of all outstanding invoices for Products will become due and payable thirty (30) days from date of termination minus returns received, even if longer terms had been provided previously. After the ninety - (90) day period a final true-up of inventory and monies will take place. If AltiGen owes Distributor monies, AltiGen will issue a check to Distributor. All orders or portions of orders remaining un-shipped as of the effective date of such termination shall automatically be canceled.

13.      Miscellaneous

         13.1 Nonexclusivity. AltiGen retains the right to market, distribute, and support the Products in the Territory directly to or through any person or entity on any terms deemed desirable by AltiGen in its sole discretion. Any discounts extended to other like distributors that exceed the discount schedule (see Exhibit "B") in effect at the time between AltiGen and Distributor shall also be extended to distributor.

         13.2 Modification and Amendment. Except with respect to Exhibit B hereof, this Agreement may be modified or amended only in writing by the consent of both parties.

         13.3    Survival. Sections 5.8, 8, 9, 10,11, 12.3, 12.4, 13 shall
               survive termination of this Agreement for three (3) years.

         13.4 Governing Law. This Agreement is made in accordance with and shall be governed and construed under the laws of the State of California, as applied to agreements executed and performed entirely in California by California residents.

         13.5 Toll Fraud. Dealer is forbidden from stating or implying that AltiGen Products provide immunity from fraudulent intrusion (Toll Fraud). Dealer must use this language on all sales materials and contract involving AltiGen Products.

         13.6 Notices. All notices, demands, or consents required or permitted under this Agreement shall be in writing and shall be delivered personally or sent by a national overnight courier service or by registered or certified, return receipt requested mail to the other party at the addresses first set forth above. All notices, demands, or consents shall be deemed effective upon personal delivery or five (5) days following dispatch via first class mail or day three (3) following deposit with any national overnight courier service in accordance with this section.

         13.7 No Partnership of Joint Venture. No agency, employment, partnership, joint venture, or other joint relationship is created hereby, it being understood that Distributor and AltiGen are independent contractors vis-a-vis one another and that neither has any authority to bind the other in any respect whatsoever.

         13.8 Force Majeure. Neither party shall be deemed to be in default of or to have breached any provision of this Agreement as a result of any delay, failure in performance, or interruption of service resulting directly or indirectly from acts of God, acts of civil or military authority, civil disturbance, war, strikes or other labor disputes, fires, transportation contingencies, laws, regulations, acts or orders of any government agency or official thereof, other catastrophes or any other circumstances beyond the party's reasonable control.

         13.9 Export Control. The parties acknowledge that the Products may be subject to the export control laws of the United States of America, including the U.S. Bureau of Export Administration regulations, and hereby agree to obey any and all such laws. The parties agree to comply with the U.S. Foreign Corrupt Practices Act of 1977, as amended, and with all applicable foreign laws relating to the use, importation, licensing or distribution of the Products.

         13.10 Assignment. Neither party may assign this Agreement or any of its rights, duties or obligations under this Agreement to any third party without the other party's prior written consent, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, either party may assign its rights and delegate its obligations under this Agreement without the consent of the other party to a purchaser of all or substantially all of its voting stock or capital assets or to an entity with which such party merges or is consolidated.

         13.11 Severability and Waiver. In the event any provision of this Agreement is held to be invalid or unenforceable, the valid or enforceable portion thereof and the remaining provisions of this Agreement will remain in full force and effect. Any waiver (express or implied) by any party of any default or breach of this

               Agreement shall not constitute a waiver of any other or subsequent default or breach.

         13.12 Entire Agreement. This Agreement and all Exhibits referred to herein embody the entire understanding of the parties with respect to the subject matter hereof and shall supersede all previous communications, representations or understandings, either oral or written, between the parties relating to the subject matter hereof.

         13.13 Headings. The section headings appearing in this Agreement are inserted only as a matter of convenience and in no way define, limit, construe or describe the scope or intent of any such section nor in any way affect this Agreement.

         13.14 Parties Advised by Counsel. This Agreement has been negotiated between unrelated parties who are sophisticated and knowledgeable in the matters contained in this Agreement and who have acted in their own self interest. In addition, each party has been represented by legal counsel. The provisions of this Agreement shall be interpreted in a reasonable manner to effect the purpose of the parties, and this Agreement shall not be interpreted or construed against any party to this Agreement because that party or any attorney or representative for that party drafted this Agreement or participated in the drafting of this Agreement.

         13.15 Insurance AltiGen shall carry insurance coverage product liability/completed operations of one million dollars ($1,000,000) primary each occurrence and two million dollars ($2,000,000) excess. Within ten (10) days of full execution of this Agreement, AltiGen shall provide Distributor with a Certificate of Insurance. This Certificate of Insurance must include: (i) a broad form endorsement naming Distributor as an additional insured, and (ii) a mandatory thirty (30) day notice to Distributor of insurance cancellation.

In Witness Whereof, the parties hereto have duly executed this Agreement, including the Exhibits hereto, and incorporated herein by reference, as of the date first above written above.

     ALTIGEN INC.                            INGRAM MICRO INC.

     By: /s/ Michele Shannon                 By: /s/ Michael Walkey
        ------------------------------           -------------------------------
     Name: Michele Shannon                   Name: Michael Walkey
          ----------------------------            ------------------------------
     Title: Vice President of Sales          Title: Vice President - Purchasing
           ---------------------------             -----------------------------

EXHIBIT

     A - END USER AGREEMENT

     B - PRODUCT LIST AND DISCOUNT SCHEDULE

     C - PURCHASING OBJECTIVES

     D - SUPPORT AND MAINTENANCE

     E - TERRITORIES

     F - INGRAM VENDOR ROUTING GUIDE

     G - PROPRIETARY INFORMATION NON-DISCLOSURE AGREEMENT

                                   EXHIBIT A
                     ALTIGEN(R), INC. - END USER AGREEMENT

  NOTICE - READ THIS BEFORE OPENING THIS PACKAGE, INSTALLING THE PC HARDWARE
                            OR USING THE SOFTWARE

     OPENING THIS PACKAGE, INSTALLING THE PC HARDWARE OR USING THE SOFTWARE INDICATES YOUR ACCEPTANCE OF THESE TERMS AND CONDITIONS. READ ALL OF THE TERMS AND CONDITIONS OF THIS LICENSE AGREEMENT PRIOR TO OPENING THIS PACKAGE OR USING THE SOFTWARE. IF YOU DO NOT ACCEPT THESE TERMS, YOU MUST RETURN THIS PACKAGE WITHIN 5 DAYS OF OBTAINING THE PACKAGE, WITH YOUR RECEIPT, AND YOUR MONEY WILL BE RETURNED.

                                    * * * *


     PLEASE NOTE THAT YOU MAY NOT USE, COPY, MODIFY OR TRANSFER THE PROGRAM, THE PC HARDWARE OR DOCUMENTATION OR ANY COPY, EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT.

     LICENSE. This software program (the "Program") and the documentation (the
     -------
"Documentation") are licensed, not sold, to you. The term "Program" shall also include any updates of the Program licensed to you by AltiGen. Subject to the terms of this agreement, you have a non-exclusive and nontransferable right to use the Program, Personal Computer Card (the "PC Hardware") and Documentation. You agree to use your best efforts to prevent and protect the contents of the Program, the PC Hardware and Documentation from unauthorized disclosure or use. AltiGen and its licensors reserve all rights not expressly granted to you. AltiGen's licensors are the intended third party beneficiaries of this agreement and have the express right to rely upon and directly enforce the terms set forth herein.

     LIMITATIONS ON USE. You may not rent, lease, sell or otherwise transfer or
     ------------------
distribute copies of the Program, the PC Hardware or Documentation to others. You may not modify or translate the Program, the PC Hardware or the Documentation without the prior written consent of AltiGen. You may not reverse assemble, reverse compile or otherwise attempt to create the source code from the Program or the PC Hardware. You may not use AltiGen's name or refer to AltiGen directly or indirectly in any papers, articles, advertisements, sales presentations, news releases or releases to any third party without the prior written approval of AltiGen for each such use. You may not release the results of any performance or functional evaluation of any Program to any third party without prior written approval of AltiGen for each such release.

     BACKUP AND TRANSFER. You may make one copy of the Program for backup
     -------------------
purposes if AltiGen's copyright notice is included. You may not sublicense, assign, delegate, rent, lease, time-share or otherwise transfer this license or any of the related rights or obligations for any reason. Any attempt to make any such sublicense, assignment, delegation or other transfer by you shall be void. You may physically transfer the Program from one computer to another provided that you do not retain any copies of the Program, including any copies stored on a computer.

     TOLL FRAUD. Although this software provides passwords and blocking options
     ----------
for controlling telephone use, the software does not provide a security system that would prevent unauthorized use. AltiGen does not warrant that the software will prevent, or can prevent, unauthorized and/or unlawful use. AltiGen will have no responsibility and will not be liable for any unauthorized or unlawful use, including without limitation long distance charges, criminal or civil liabilities, or damages.

     COPYRIGHT. The Program, the PC Hardware and related Documentation are
     ---------
copyrighted by AltiGen and its licensors. You may make one copy of the Documentation and print one copy of any on-line documentation or other materials provided to you in electronic form. Any and all other copies of the Program and
                                    -------------------------------------------
any copy of the Documentation made by you are in violation of this license.
--------------------------------------------------------------------------

         OWNERSHIP. You agree that the Program and Documentation belong to
         ---------
AltiGen and its licensors. You agree that you neither own nor hereby acquire any claim or right of ownership to the Program and Documentation or to any related patents, copyrights, trademarks or other intellectual property. You own only the magnetic or other physical media (including Personal Computer Card) on which the Program and related Documentation are recorded or fixed. AltiGen and its licensors retain all right, title and interest in and to the Documentation and all copies and the Program recorded on the original media and all subsequent copies of the Program at all times, regardless of the form or media in or on which the original or other copies may subsequently exist. This license is not a sale of the original or any subsequent copy. All content accessed through the Program is the property of the applicable content owner and may be protected by applicable copyright law. This license gives you no rights to such content.

         TERM AND TERMINATION. This license is effective until terminated. You
         --------------------
may terminate this license at any time by destroying the Program and Documentation and the permitted backup copy. This license automatically terminates if you fail to comply with its terms and conditions. You agree that, upon such termination, you will either destroy (or permanently erase) all copies of the Program and Documentation, or return the original Program and Documentation to AltiGen, together with any other material (PC Hardware) you have received from AltiGen in connection with the Program.

         LIMITED WARRANTY. AltiGen warrants the media on which the Program is
         ----------------
furnished to be free from defects in materials and workmanship under normal use for 30 days from the date that you obtain the Program. AltiGen warrants the PC Hardware for a period of one year from the date of consumer purchase to be free from defects in materials and workmanship. EXCEPT FOR THIS LIMITED WARRANTY, ALTIGEN AND ITS LICENSORS PROVIDE THE PROGRAM, THE PC HARDWARE AND THE DOCUMENTATION "AS IS" WITHOUT WARRANTY OF ANY KIND EITHER EXPRESS, IMPLIED OR STATUTORY, INCLUDING BUT NOT LIMITED TO THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

         Some states do not allow the exclusion of implied warranties, so the above exclusion may not apply to you. This warranty gives you specific legal rights and you may also have other rights which vary from state to state.

         LIMITATION OF REMEDIES. AltiGen and its licensors' entire liability and
         ----------------------
your exclusive remedy in connection with the Program, the PC Hardware and the Documentation shall be that you are entitled to return the defective media containing the Program together with the PC Hardware and Documentation to the merchant. At the option of the merchant, you may receive replacement media containing the Program, the PC Hardware and Documentation that conforms with the limited warranty or a refund of the amount paid by you. IN NO EVENT WILL ALTIGEN OR ITS LICENSORS BE LIABLE FOR ANY INDIRECT DAMAGES OR OTHER RELIEF ARISING OUT OF YOUR USE OR INABILITY TO USE THE PROGRAM INCLUDING, BY WAY OF ILLUSTRATION AND NOT LIMITATION, LOST PROFITS, LOST BUSINESS OR LOST OPPORTUNITY, OR ANY SPECIAL, INCIDENTAL OR CONSEQUENTIAL OR EXEMPLARY DAMAGES, INCLUDING LEGAL FEES, ARISING OUT OF SUCH USE OR INABILITY TO USE THE PROGRAM, EVEN IF ALTIGEN, ITS LICENSORS OR AN AUTHORIZED ALTIGEN DEALER, DISTRIBUTOR OR SUPPLIER HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, OR FOR ANY CLAIM BY ANY OTHER PARTY.

         Some states do not allow the exclusion or limitation of incidental or consequential damages so the above limitation or exclusion may not apply to you.

         This license will be governed by the laws of the State of California as applied to transactions taking place wholly within California between California residents.

         U.S. GOVERNMENT END USERS. The Program is a "commercial item," as that
         -------------------------
term is defined at 48 C.F.R. 2.101 (Oct. 1995), consisting of "commercial computer software" and "commercial computer software documentation," as such terms are used in 48 C.F.R. 12.212 (Sept. 1995). Consistent with 48 C.F.R.
12.212 and 48 C.F.R. 227.7202-1 through 227.7202-4 (June 1995), all U.S.
Government End Users acquire the Program with only those rights set forth herein.

                                   Exhibit B

                                 PRODUCT LIST

                                      and

                               DISCOUNT SCHEDULE


                                Quantum Boards

         Part Number                           Description                                          Price
         -----------                           -----------                                          -----
ALTI-CD0408UD                      CID Quantum Platform, 4 trunks & 8 extensions. Rev. D            [*]
ALTI-CD0804UD                      CID Quantum Platform, 8 trunks & 4 extensions. Rev. D            [*]
ALTI-CD0012UD                      CID Quantum Platform, 12 extensions. Rev. D                      [*]
ALTI-DID 0408UD                    DID Quantum Platform, 4 DID trunks & 8 extensions. Rev. D        [*]

                                                     Demo

         Part Number                           Description                                          Price
         -----------                           -----------                                          -----

ALTI-DMK4860         NFR CTI Demo Kit with AltiWare 2.1 Open Edition Software, AltiWare             [*]
                      Console 2.1, Rev. D. CID Quantum board with 4 trunks & 8 extensions and on-board power supply.

                                                  Software

         Part Number                           Description                                          Price
         -----------                           -----------                                          -----

               Alti-SS351E                 AltiWare 3.51A System Software                           [*]
               Alti-OED210E                AltiWare Open Edition 2.1 Software                       [*]
               Alti-OAC210E                AltiConsole 2.1 Operator Console Software                [*]

                                                 Peripherals

         Part Number                           Description                                          Price
         -----------                           -----------                                          -----

      CBL-25M50-01                     DB25 to 50-pin Telco cable, Male to Male                     [*]
      CBL-MVIP6-01                     MVIP cable with 6 connectors                                 [*]
      DOC-RFG01-04                     4 User Pocket Reference Guides                               [*]
      DOC-ICM01-01                     Installation Configuration & Maintenance Manual              [*]
      MSC-PANEL-02                     12 Port Connection Panel with 50-pin F Telco connector       [*]

[*] CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                                   Exhibit C

                              Purchase Objectives


         AltiGen operates on a fiscal calendar.


         Q1                                         Q2
         Oct., Nov., Dec.                           Jan., Feb., March


         _______N/A_________________                _______N/A_________________
         (Qty. of boards per quarter)               (Qty. of boards per quarter)



         Q3                                         Q4
         April, May, June                           July, Aug, Sept.



         _______N/A_________________                _______400_________________
         (Qty. of boards per quarter)               (Qty. of boards per quarter)



         TOTAL FOR 1998:



         _______400__________

                                   Exhibit D

                            SUPPORT AND MAINTENANCE


         AltiGen will provide the following maintenance services:

         Telephone Support. Telephone support from [*].

         Email support. Email support available at "support@AltiGen.com" or a special address to be established for Distributor support. AltiGen will respond to email within [*]

         Training. AltiGen may provide in-depth Product training to Distributor from time-to-time and Distributor will use its best efforts to have appropriate support personnel attend such training sessions to the extent such training will assist Distributor in better supporting the channel.

         Website. AltiGen will provide product information and technical tips at www.altigen.com.
---------------

[*]- CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                                   Exhibit E

                                  TERRITORIES


All Territories and possessions in:

 .    [*]
 .    [*]

[*]- CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                                   Exhibit F


                             VENDOR ROUTING GUIDE


                              [LOGO APPEARS HERE]

INGRAM
MICRO              URGENT DOCUMENT: PLEASE READ IMMEDIATELY
                   ----------------------------------------

TO:             INGRAM MICRO VENDORS
FROM:           TOM WRIGHT - SR. DIRECTOR OF LOGISTICS & TRANSPORTATION
SUBJECT:        VENDOR ROUTING GUIDE

This guide was prepared to provide you with a comprehensive freight policy and to assist you in better understanding the transportation needs of Ingram Micro. This guide is for shipments originating in the U.S. and shipping to Ingram Micro Distribution Centers located in the U.S. and/or our Fremont, CA Consolidation Center. The instructions in this guide supersede any previous routing instructions written or oral. If an unauthorized carrier is used, Ingram Micro reserves the right to debit the vendor for costs incurred through noncompliance with these instructions. There is a 60 day grace period associated with any changes you must make to comply with this guide.

In this guide you will see information that applies to any Ingram Micro shipment, information that applies to shipments moving to our Consolidation Center in Fremont, CA, information that applies to shipments moving to our distribution centers, information that applies to packaging specification, and information that applies to shipping document requirements.

Information that applies to any Ingram Micro shipments:
     . If you currently pay freight, we would urge you to consider using our selected carriers. By using these carriers you will experience reduced cycle times because of our electronic commerce arrangements with the carriers. The carriers we have selected have some of the lowest claims ratios in the industry. Finally, we believe these carriers are best able to service Ingram Micro freight based on their understanding of our unique operating requirements.

     .   Freight Routing Instructions (when Ingram Micro pays freight):

              All ground shipments must be shipped "FREIGHT COLLECT"

              Do not ship COD for freight or product. Shipments will be refused.

              Do not insure or declare value on any shipment unless previously authorized by Ingram Micro Traffic (contact information on page
              5).

              All shipments must be in closed vehicles. Do not tender shipments to any carrier utilizing flat bed or stake bed trucks.

              The vendor will be responsible for all air freight shipments unless otherwise permitted by Ingram Micro Traffic.

     . Shipments between 1 and 150 pounds are considered a small parcel shipment. We request that our vendors keep small shipments to a minimum. We understand that there is a need to ship small shipments as a result of backorders and special orders. When it is necessary to ship small orders and it is not possible to consolidate into an LTL shipment, please use RPS Collect.

     .   Drop shipments
         When Ingram Micro is responsible for paying freight and you are shipping directly to an Ingram Micro customer. Send all shipments THIRD PARTY BILL TO INGRAM MICRO.

     .   Hazardous Materials/Dangerous Goods
         Shipments of goods falling under the definition of Title 49CFR as hazardous materials will not be accepted by Ingram Micro. Please notify
                             --------
         Ingram Micro Traffic if such material is ordered.

     .   International Shipments
         Call (714) 566-1000 extension 2284 for International freight routing assistance.

Shipments moving directly to Ingram Micro's Consolidation Center - Fremont, CA:

     .   The purchase order numbers will begin with 52.

     .   When you have a shipment for the Consolidation Center call
         (800) 388-3722 between 6am - 6pm PDT Monday - Friday.

     .   Please have the following information ready at the time of call:
              1. Vendor name
              2. Ship from address
              3. Pieces, weight, and number of pallets
              4. Contact name and phone number
              5. Ready time of product and hours of operation of shipping dock

     . Small package orders to the Consolidation Center should always be in full case quantity. If you cannot ship product in full case quantity please back order the full case shortage amount.

Shipments moving directly to Ingram Micro Distribution Centers:

     . The P.O. numbers will begin with 10 (Fullerton, CA), 17 (Miami, FL), 20 (Carrollton, TX), 26 (Fullerton or Santa Ana, CA), 30 (Memphis or Millington, TN), 40 (Carol Stream, IL), 42 (Buffalo Grove, IL), 45 (Buffalo Grove, IL), 50 (Fremont, CA), 70 (Clarkston, GA), and/or 80 (Harrisburg, PA).

     .   If the shipment is between 150 and 10,000 pounds:

         Watkins Motor Lines is the primary LTL carrier and ABF is the secondary LTL carrier. For intrastate shipments refer to the chart below. For interstate shipments refer to routing matrix on page three.

     . If the shipment is 10,000 pounds or greater or equivalent to a full trailer load:

         Call (800) 388-3722 or (510) 249-9130 and ask for dispatch.

     .   Intrastate Shipments:
         Shipments weighing between 150 and 10,000 pounds in states where Ingram Micro distribution centers are located use the following carriers:

                         California               WestEx

                         Florida & Georgia        Southeastern Freight Lines

                         Tennessee & Texas        Saia Motor Freight

                         Illinois                 K & R Express

                         Pennsylvania             New Penn

                                Routine Matrix
                                --------------

If any of the carriers contained in this routing matrix is unacceptable or you need routing assistance call Ingram Micro Traffic Department before shipping product.

                              SHIP TO DESTINATION


SHIP
FROM
ORIGIN

--------------------------------------------------------------------------------------------------------------------------
             CA              FL               TX               TN              IL               GA               PA
--------------------------------------------------------------------------------------------------------------------------
AL           Watkins         ABF              Watkins          ABF             Watkins          ABF              Watkins
--------------------------------------------------------------------------------------------------------------------------
AR           Watkins         Watkins          ABF              ABF             Watkins          Watkins          Watkins
--------------------------------------------------------------------------------------------------------------------------
AZ           WestEx          Watkins          Watkins          Watkins         Watkins          Watkins          Watkins
--------------------------------------------------------------------------------------------------------------------------
CA           WestEx          Watkins          Watkins          Watkins         Watkins          Watkins          Watkins
--------------------------------------------------------------------------------------------------------------------------
CO           Reddaway        Watkins          Watkins          Watkins         Watkins          Watkins          Watkins
--------------------------------------------------------------------------------------------------------------------------
CT           Watkins         Watkins          Watkins          Watkins         Watkins          Watkins          New Penn
--------------------------------------------------------------------------------------------------------------------------
DC           Watkins         Watkins          Watkins          Watkins         Watkins          Watkins          ABF
--------------------------------------------------------------------------------------------------------------------------
DE           Watkins         Watkins          Watkins          Watkins         Watkins          Watkins          ABF
--------------------------------------------------------------------------------------------------------------------------
FL           Watkins         Southeastern     Watkins          Watkins         Watkins          Watkins          Watkins
--------------------------------------------------------------------------------------------------------------------------
GA           Watkins         Southeastern     Watkins          ABF             Watkins          Southeastern     Watkins
--------------------------------------------------------------------------------------------------------------------------
IA           ABF             ABF              ABF              ABF             ABF              ABF              ABF
--------------------------------------------------------------------------------------------------------------------------
ID           ABF             ABF              ABF              ABF             ABF              ABF              ABF
--------------------------------------------------------------------------------------------------------------------------
IL           Watkins         Watkins          Watkins          Watkins         K&R Express      Watkins          ABF
--------------------------------------------------------------------------------------------------------------------------
IN           Watkins         Watkins          Watkins          Watkins         ABF              Watkins          ABF
--------------------------------------------------------------------------------------------------------------------------
KS           ABF             ABF              ABF              ABF             ABF              ABF              ABF
--------------------------------------------------------------------------------------------------------------------------
KY           Watkins         Watkins          Watkins          ABF             ABF              ABF              ABF
--------------------------------------------------------------------------------------------------------------------------
LA           Watkins         Watkins          ABF              Watkins         ABF              Watkins          Watkins
--------------------------------------------------------------------------------------------------------------------------
MA           Watkins         Watkins          Watkins          Watkins         Watkins          Watkins          New Penn
--------------------------------------------------------------------------------------------------------------------------
MD           Watkins         Watkins          Watkins          Watkins         Watkins          Watkins          New Penn
--------------------------------------------------------------------------------------------------------------------------
ME           ABF             ABF              ABF              ABF             ABF              ABF              New Penn
--------------------------------------------------------------------------------------------------------------------------
MI           Watkins         Watkins          Watkins          Watkins         ABF              Watkins          ABF
--------------------------------------------------------------------------------------------------------------------------
MN           Watkins         Watkins          Watkins          Watkins         K&R Express      Watkins          Watkins
--------------------------------------------------------------------------------------------------------------------------
MO           Watkins         Watkins          Watkins          ABF             ABF              Watkins          Watkins
--------------------------------------------------------------------------------------------------------------------------
MS           Watkins         ABF              ABF              ABF             Watkins          ABF              Watkins
--------------------------------------------------------------------------------------------------------------------------
MT           ABF             ABF              ABF              ABF             ABF              ABF              ABF
--------------------------------------------------------------------------------------------------------------------------
NC           Watkins         ABF              Watkins          ABF             Watkins          ABF              ABF
--------------------------------------------------------------------------------------------------------------------------
ND           ABF             ABF              ABF              ABF             ABF              ABF              ABF
--------------------------------------------------------------------------------------------------------------------------
NE           ABF             ABF              ABF              ABF             ABF              ABF              ABF
--------------------------------------------------------------------------------------------------------------------------
NH           Watkins         Watkins          Watkins          Watkins         Watkins          Watkins          ABF
--------------------------------------------------------------------------------------------------------------------------
NJ           Watkins         Watkins          Watkins          Watkins         Watkins          Watkins          New Penn
--------------------------------------------------------------------------------------------------------------------------
NM           WestEx          ABF              ABF              ABF             ABF              ABF              ABF
--------------------------------------------------------------------------------------------------------------------------
NV           WestEx          Watkins          Watkins          Watkins         Watkins          Watkins          Watkins
--------------------------------------------------------------------------------------------------------------------------
NY           Watkins         Watkins          Watkins          Watkins         ABF              Watkins          New Penn
--------------------------------------------------------------------------------------------------------------------------
OH           Watkins         Watkins          Watkins          Watkins         ABF              Watkins          ABF
--------------------------------------------------------------------------------------------------------------------------
OK           Watkins         Watkins          ABF              Watkins         Watkins          Watkins          Watkins
--------------------------------------------------------------------------------------------------------------------------
OR           Reddaway        Watkins          Watkins          Watkins         Watkins          Watkins          Watkins
--------------------------------------------------------------------------------------------------------------------------
PA           Watkins         Watkins          Watkins          Watkins         ABF              Watkins          New Penn
--------------------------------------------------------------------------------------------------------------------------
RI           Watkins         Watkins          Watkins          Watkins         Watkins          Watkins          ABF
--------------------------------------------------------------------------------------------------------------------------
SC           Watkins         ABF              Watkins          ABF             ABF              ABF              ABF
--------------------------------------------------------------------------------------------------------------------------
SD           ABF             ABF              ABF              ABF             ABF              ABF              ABF
--------------------------------------------------------------------------------------------------------------------------
TN           Watkins         Watkins          Watkins          Saia            Watkins          ABF              Watkins
--------------------------------------------------------------------------------------------------------------------------
TX           Watkins         Watkins          Saia             Watkins         Watkins          Watkins          Watkins
--------------------------------------------------------------------------------------------------------------------------
UT           Reddaway        ABF              ABF              ABF             ABF              ABF              ABF
--------------------------------------------------------------------------------------------------------------------------
VA           Watkins         Watkins          Watkins          Southeastern    Watkins          ABF              ABF
--------------------------------------------------------------------------------------------------------------------------
VT           ABF             ABF              ABF              ABF             ABF              ABF              ABF
--------------------------------------------------------------------------------------------------------------------------
WA           Reddaway        Watkins          Watkins          Watkins         Watkins          Watkins          Watkins
--------------------------------------------------------------------------------------------------------------------------
WV           ABF             ABF              ABF              ABF             ABF              ABF              ABF
--------------------------------------------------------------------------------------------------------------------------
WI           Watkins         Watkins          Watkins          Watkins         ABF              Watkins          ABF
--------------------------------------------------------------------------------------------------------------------------
WY           ABF             ABF              ABF              ABF             ABF              ABF              ABF
--------------------------------------------------------------------------------------------------------------------------

                       PRODUCT PACKAGING SPECIFICATIONS
                       --------------------------------

Proper packaging is necessary to protect products while in transit. Because proper packaging is so vital to our operation, we reserve the right to charge back handling costs due to nonconformance with our packaging specifications. It is the vendor's responsibility to make sure products arrive according to Ingram Micro's specifications.

General Specifications (attachment A)
----------------------

        1. Cartons must be packed with only one part number (SKU) per carton.
        2. Each carton must be labeled with human readable and bar code information (see accompanying 'Guide to Packaging and Bar Codes').

Specifications for Full Pallet Size Shipments (attachment B)
---------------------------------------------

        1.      Pallet size must conform to:    Length 44" - 48"
                                                Width  40" - 42"
                                                Height up to 72" (pallet height
                                                will vary depended on product)

        2. All palletized shipments must be securely stretch wrapped or banded.
        3. Pallets and bills of lading must be marked 'DO NOT BREAK DOWN' and 'DO NOT TOP LOAD'.
        4. Cartons within a shipment must be uniform in carton size, weight, and quantity per carton.
        5. The number of units per carton must be uniform throughout the life of the product.
        6. The number of cartons per pallet must be uniform throughout the life of the product.
        7. If for any reason you cannot comply with the uniformity requirements, the Ingram Micro Purchasing Department must be notified (714) 566-1000 extension 3055.
        8. Cartons must be delivered right side up and be able to be cubed on a pallet with no overhang and no hollow center. Cartons must be interlocked by layer.

Shipping Document
-----------------

Each delivery must be accompanied by a packing slip (attachment C) and bill of lading (attachment D), indicating the following:

        1. Ingram Micro issued purchase order number (only one P.O. per packing slip).
        2.      Vendor part number and Ingram Micro part number.
        3. Full description of product, model number, versions, media size, platform, and CPU.
        4.      Total quantity shipped per part number.
        5.      Quantity back ordered per part number.
        6.      Case pack number of cartons and weight information.
        7.      All Bills of Lading must have both carton count and skid/pallet
                                    ----
                count as well as a reference to the Ingram Micro purchase order numbers.
        8.      More than one P.O. is permissible per bill of lading.

Packing slips must be placed on the outside of a carton on the top of the pallet loaded on the trailer.

Packing slips must have a numerical tracking number, vendor sales number, invoice number, or a unique packing slip number on them for accounts payable.

All items shipped on the same day to the same destination via the same mode must be consolidated on one bill of lading. This should not effect the packaging or the markings on the cartons. This includes multiple purchase order numbers.

                                 ATTACHMENT A
                      SHIPPING LABEL LOCATION GUIDELINES

[ART APPEARS HERE]              BOX OR CARTON

                                Identical labels should be located on at least one and preferable two adjacent sides (wraparound label acceptable). The labels should be located in the upper third of the box or carton.

[ART APPEARS HERE]              CARTONS ON PALLET

                                Each carton should be individually labeled as described above. One carton label should be located in the upper third of the pallet.

[ART APPEARS HERE]              PALLET BOX

                                Identical labels should be located on at least one and preferably two adjacent sides (wraparound label acceptable). The labels should be located in the upper third of the pallet box.

                                 ATTACHMENT B

         TYPICAL INTERLOCKING CARTON PATTERNS FOR SOFTWARE MASTERPACK
                            AND HARDWARE SHIPMENTS



                        [CARTON PATTERNS APPEARS HERE]

                                ORIGINAL - NOT NEGOTIABLE           ATTACHMENT D


  BOL NBR.    123456                      SAMPLE
  DATE:       9-1-94
  TERMS
  CARRIER   ABF FREIGHT SYSTEMS, INC.
  SEC 7
  PU DATE 9-1-94            PU TIME

  SHIPPER                                            CONSIGNEE

  ABCD CORP.                                         INGRAM MICRO INC.
  962 Blossom Road, #A                               41490 Boyce Road, #A
  Yuma, CA 66999                                     Fremont, CA 94538


  BILL TO OR REMIT TO                                ISSUING OFFICE OR AGENT

  INGRAM MICRO INC.
  1759 Wehrle Drive
  Williamsville, NY 14221-7887

--------------------------------------------------------------------------------
                             GENERAL COMMENTS
  P.0. #50-833451
       #50-036683


------------------------------------------------------------------------------------------------------------------------------------
  PIECES           skid      H                      DESCRIPTION                      WEIGHT         RATE          CHARGES     CLASS
------------------------------------------------------------------------------------------------------------------------------------
        72            9            3.0 Computer Software                              1700
       109            5            4.1 Computer Software                              2600



------------------------------------------------------------------------------------------------------------------------------------
REMIT C.O.D                                                                                                   C.O.D FEE
TO

                                                                         COD AMT: $                           PREPAID [_]  $
                                                                                                              COLLECT [_]
ADDRESS

                                  [ILLEGIBLE]

                                 ATTACHMENT C

                               ABCD Corporation
                               962 Blossom Ave.             Packing Slip #123589
                               Yuma, CA 66699               Sales Order #
                                                            Invoice #

       Ship to:   Ingram Micro Inc.             Bill To: Ingram Micro Inc.
                  41490 Boyce Rd., #A                    1759 Wehrle Dr.
                  Fremont, CA 94538                      Williamsville, NY 14221

       PO# 50-12345                          Bill of Lading #12334455

---------------------------------------------------------------------------------------------------------------------------
Qty. Ord            Qty B.O.         Qty Ship         Description                Case     #             Lbs        Cost
                                                                                 Pack     Cartons
---------------------------------------------------------------------------------------------------------------------------
        24                  0                24       123456 Laser               1          24            50
                                                      Printer
                                                      Mdl #PK1234
        50                 10                40                                  2          20            20
                                                      123459 Dot Matrix
                                                      Printer
        60                  0                60                                  2          30            75
                                                      Print Works
                                                      Software
                                                      Mdl #PK1325





---------------------------------------------------------------------------------------------------------------------------
Totals 134                 10               124                                  5          74           145
---------------------------------------------------------------------------------------------------------------------------

                                   CONTACT INFORMATION
                                   -------------------

INGRAM MICRO                       LTL CARRIERS                          SMALL PACKAGE
West Coast Traffic                 ABF                                   RPS
1600 E St. Andrew Place            3801 Old Greenwood Road               (888) 422-5423 extension 8007
Santa Ana, CA 92705                Fort Smith, AR 72903                  they will answer Caliber Systems
(714) 566-1000                     Customer Service - (800) 367-2237     Web Site: www.shiprps.com
EXT: 2217, 4432, 5750, & 2284      Web Site: www.abfs.com

East Coast Traffic                 K & R Express
1759 Wehrle Drive                  15 W 480 Frontage Road
Williamsville, NY 14221-7887       Hindsdale, IL 60521
(716) 633-3600                     (708) 323-3230
EXT: 6752, 6764, 6761, & 6722
                                   New Penn
                                   P.O. Box 360
                                   Lebanon, PA 17042
                                   (716) 633-5131

                                   Saia Motor Freight
                                   11555 Medlock Bridge Road
                                   Duluth, GA 30155
                                   (800) 765-7242

                                   Southeastern Freight Lines
                                   3655 Windsor Park Drive
                                   Suwanee, GA 30174
                                   (800) 282-3274

                                   USF Reddaway
                                   P.O. Box 1035
                                   Clackamas, OR 97015
                                   (800) 395-1360

                                   Watkins Motor Lines
                                   1144 West Griffin Road
                                   Lakeland, FL 33804-5002
                                   (800) 329-9703 8am to 8pm EST
                                   Web Site: www.watkins.com

                                   WestEx
                                   2929 North 44/th/ Street, Suite 410
                                   Phoenix, AZ 85018-7242
                                   (800) 851-2851 - Janet Brant

                                   EXHIBIT G
                                   ---------
                            PROPRIETARY INFORMATION

                           NON-DISCLOSURE AGREEMENT

     This Agreement is made this 16 day of June, 1998 by and between Ingram Micro Inc., a Delaware corporation with its principal place of business at 1600 East St. Andrew Place, Santa Ana, California 92705 ("Ingram"), ALTIGEN INC., a California corporation, with principal offices at 45635 Northport Loop East, Fremont, CA 94538 ("AltiGen")

     WHEREAS Ingram has compiled and organized certain information relating to its sales which is proprietary and confidential, and such information includes, but is not limited to the "Point of Sale (POS) Report" ("Proprietary Information"); and

     WHEREAS Ingram agrees to disclose Proprietary Information to AltiGen for the limited purpose set out herein; and

     WHEREAS AltiGen desires to inspect and use such Proprietary Information for the purposes of calculating sales commissions and monitoring marketing programs only;

     NOW, THEREFORE, in consideration of the mutual promises set out herein, the parties hereby agree as follows:

     1. AltiGen agrees not to communicate, disclose, or otherwise make available all or any part of the Proprietary Information to any third party, including, but not limited to AltiGen's parent, subsidiaries, or affiliated companies.

     2. AltiGen agrees not to use, or permit others to use, the Proprietary Information, other than for the purpose(s) stated above. AltiGen agrees to make no more than five (5) copies of the Proprietary Information unless otherwise agreed in writing between the parties; and AltiGen agrees to limit distribution of and access to the Proprietary Information to those of AltiGen's personnel who require access to Proprietary Information for the foregoing purpose. AltiGen agrees not to solicit, or sell Product to any customer or dealer listed in the Proprietary Information that requests to purchase product from Ingram Micro.

     3. The term of this Agreement, unless terminated in accordance with paragraph 7 shall be concurrent with the term of that mutual Distribution Agreement between Ingram Micro Inc. and AltiGen Inc. dated June 15, 1998, incorporated by reference as if fully set forth herein.

     4. AltiGen and Ingram mutually agree that all copies of the Proprietary Information and all written descriptions, extractions, or summaries thereof, whether made by AltiGen or Ingram, shall be the property of Ingram, and shall, upon expiration of this Agreement or Ingram's request, be immediately returned to Ingram.

     5. AltiGen and Ingram mutually agree that Ingram's public disclosure of the Proprietary Information, except pursuant to a confidential disclosure agreement, to any party will release AltiGen from the obligation of confidentiality with respect to that portion of the Proprietary Information actually disclosed by Ingram.

     6. AltiGen acknowledges the damage which Ingram may suffer in the event of AltiGen's breach of obligations set forth herein. AltiGen agrees to and shall indemnify Ingram from and compensate Ingram for any and all damage or injury, including legal fees and costs incurred by Ingram because of AltiGen's misuse of any Proprietary Information or incurred by Ingram in enforcing its rights hereunder. This provision shall survive the expiration or earlier termination of this Agreement for a period of one (1) year.

     7. Upon termination of this Agreement by either party for any reason, AltiGen shall return all Proprietary Information to Ingram within thirty
     (30) days, irrespective of format. For purposes of enforcing this provision, AltiGen's return obligation shall survive the termination of this Agreement.

     8. The rights, promises, duties, and obligations set out herein, and the validity, interpretation, performance, and legal effect of the whole Agreement shall be governed and determined by the laws of the State of California. In the event that any provision is found invalid or unenforceable pursuant to statutory or judicial decree, such provision shall be construed only to the maximum extent permitted by law, and the remainder of the Agreement shall be valid and enforceable in accordance with its terms.


     INGRAM MICRO INC.                       ALTIGEN NAME

     By: /s/ Michael Walkey                  By: /s/ Michele Shannon
        -------------------                     ---------------------------
     Name: Michael Walkey                    Name: Michele Shannon
          -----------------                       -------------------------
     Title: VP Purchasing                    Title: Vice President of Sales
           ----------------                        ------------------------
     Date: 7/21/98                           Date: 6/16/98
           ----------------                       -------------------------